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                                                             CENTEX EXHIBIT 4.3

                                                                  SHARES


   COMMON STOCK                                                COMMON STOCK

                            INCORPORATED UNDER THE
                          LAWS OF THE STATE OF NEVADA           SEE REVERSE SIDE
                              CENTEX CORPORATION                   FOR LEGEND

     THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK, NEW YORK,
                             OR IN DALLAS, TEXAS



                                                       CUSIP 152312 10 4
                                             SEE REVERSE FOR CERTAIN DEFINITIONS


THIS IS TO CERTIFY THAT




IS THE OWNER OF

            FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Centex Corporation (hereinafter called the Corporation), transferable upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Corporation and the signatures of its duly authorized officers.


[SEAL]


DATED:
        /S/ RAYMOND G. SMERGE           /S/ LAURENCE E. HIRSCH
        SECRETARY                       CHAIRMAN OF THE BOARD
                                        CHIEF EXECUTIVE OFFICER


                                        COUNTERSIGNED AND REGISTERED
                                        CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                                    TRANSFER AGENT AND REGISTRAR


                                         BY
        SECRETARY                                   AUTHORIZED SIGNATURE


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    This certificate also evidences and entitles the holder hereof to certain
Rights as set forth in the Rights Agreement between Centex Corporation ("Centex") and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent") dated as of October 2, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Centex. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Centex will mail the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was, or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

                              CENTEX CORPORATION

                             KEY TO ABBREVIATIONS

    The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

 TEN COM - as tenants in common          (Name) CUST (Name) UNIF   - (Name) as Custodian for (Name)
 TEN ENT - as tenants by the             GIFT MIN ACT (State)        under the (State) Uniform
           entireties                                                Gifts to Minors Act
 JT TEN -  as joint tenants with
           right of survivorship
           and not as tenants
           in common



    Additional abbreviations may also be used though not in the above list.

        THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION IN DALLAS, TEXAS OR TO THE TRANSFER AGENT.


        For value received,               hereby sell, assign and transfer unto
                            --------------

  PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
  [                                    ]

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                  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE


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                                                                        Shares
  ----------------------------------------------------------------------
  represented by the within Certificate, and do hereby irrevocably constitute and appoint

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  Attorney to transfer the said shares on the books of the within-named
  Corporation with full power of substitution in the premises.

  Dated
       ---------------------------------





  NOTICE: THE SIGNATURE(S)
  TO THIS ASSIGNMENT MUST          -------------------------------------------
  CORRESPOND WITH THE NAME AS
  WRITTEN UPON THE FACE OF THE
  CERTIFICATE IN EVERY PARTICULAR  -------------------------------------------
  WITHOUT ALTERATION OR ENLARGEMENT
  OR ANY CHANGE WHATEVER.


  SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE OR BY A COMMERCIAL BANK OR TRUST COMPANY.


  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE PRESENTLY TRADED IN TANDEM AND CONSIST OF (i) THE SHARES OF COMMON STOCK, $25 PAR VALUE, OF CENTEX CORPORATION, A NEVADA CORPORATION ("CENTEX"), STATED ON THE FACE OF THIS CERTIFICATE (ii) A BENEFICIAL INTEREST IN SHARES OF COMMON STOCK OF 3333 HOLDING CORPORATION, A NEVADA CORPORATION ("HOLDING"), HELD BY CHASE MANHATTAN BANK OR ITS SUCCESSOR, AS NOMINEE (THE "NOMINEE"), UNDER A NOMINEE AGREEMENT (THE "NOMINEE AGREEMENT"), AND (iii) A BENEFICIAL INTEREST IN WARRANTS HELD BY THE NOMINEE AND EXERCISABLE, AS SPECIFIED IN A WARRANT AGREEMENT (THE "WARRANT AGREEMENT"), FOR CLASS B UNITS OF LIMITED PARTNERSHIP INTEREST IN CENTEX DEVELOPMENT COMPANY, L.P., A DELAWARE LIMITED PARTNERSHIP OF WHICH THE GENERAL PARTNER IS 3333 DEVELOPMENT CORPORATION, A NEVADA CORPORATION THAT IS A SUBSIDIARY OF HOLDING. TERMINATION OF THE NOMINEE AGREEMENT WILL CAUSE THE HOLDING COMMON STOCK AND WARRANTS HELD BY THE NOMINEE TO BE DETACHED FROM THE COMMON STOCK OF CENTEX. IN THE EVENT OF A TERMINATION OF THE NOMINEE AGREEMENT
(i) FOLLOWING THE RECORD DATE SET FOR THE RESULTANT DETACHMENT, THIS CERTIFICATE WILL NO LONGER EVIDENCE A BENEFICIAL INTEREST IN THE SECURITIES TO BE DETACHED IN SUCH DETACHMENT AND (ii) SEPARATE CERTIFICATES EVIDENCING THE SECURITIES TO BE DETACHED WILL BE ISSUED TO THE REGISTERED HOLDER OF THIS CERTIFICATE AS OF SUCH RECORD DATE AND SUCH SECURITIES WILL BECOME SEPARATELY TRADEABLE. THE NOMINEE AGREEMENT MAY BE TERMINATED BY CENTEX AT ANY TIME AND WILL TERMINATE AUTOMATICALLY AS TO THE WARRANTS ON NOVEMBER 30, 2007 (UNLESS EXTENDED BY THE STOCKHOLDERS OF CENTEX). COPIES OF THE NOMINEE AGREEMENT AND THE WARRANT AGREEMENT WILL BE FURNISHED BY CENTEX TO THE REGISTERED HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON RECEIPT BY CENTEX AT ITS REGISTERED OFFICE OR PRINCIPAL PLACE OF BUSINESS OF A WRITTEN REQUEST THEREFOR.